Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•   Registration Statement (Form S-4 No. 333-219508) and related prospectus of EQT Corporation pertaining to the shares of EQT Corporation common stock to be issued in the merger with Rice Energy Inc.,

•        Registration Statement (Form S-3 No. 333-158198) pertaining to the 2009 Dividend Reinvestment and Stock Purchase Plan,

•        Registration Statement (Form S-3 No. 333-214092) pertaining to the registration of Debt Securities, Preferred Stock and Common Stock,

•        Registration Statement (Form S-8 No. 333-185845) pertaining to the Employee Savings Plan,

•        Registration Statement (Form S-8 No. 333-82193) pertaining to the 1999 Non-Employee Directors’ Stock Incentive Plan,

•        Registration Statement (Form S-8 No. 333-32410) pertaining to the Deferred Compensation Plan and the Directors’ Deferred Compensation Plan,

•        Registration Statement (Form S-8 No. 333-122382) pertaining to the 2005 Employee Deferred Compensation Plan and the 2005 Directors’ Deferred Compensation Plan,

•        Registration Statement (Form S-8 No. 333-152044) pertaining to the 2008 Employee Stock Purchase Plan,

•        Registration Statement (Form S-8 No. 333-158682) pertaining to the 2009 Long-Term Incentive Plan, and

•        Registration Statement (Form S-8 No. 333-195625) pertaining to the 2014 Long-Term Incentive Plan of our reports dated March 1, 2017, with respect to the consolidated financial statements of Rice Energy Inc. and the effectiveness of internal control over financial reporting of Rice Energy Inc., included in this Current Report (Form 8-K) of EQT Corporation, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP
Pittsburgh, Pennsylvania
September 27, 2017